EXHIBIT 10.50

CONFIDENTIAL

AMENDMENT NO. 9 TO COLLABORATION

AND OPTION AGREEMENT

This AMENDMENT NO. 9 TO COLLABORATION AND OPTION AGREEMENT (this “Amendment No. 9”) is entered into as of February 6, 2019 (the “Amendment Effective Date”) by and between Cytokinetics, Incorporated (“Cytokinetics” or “CK”), a Delaware corporation, having its principal place of business at 280 East Grand Ave., South San Francisco, California 94080 and Amgen Inc., a Delaware corporation having its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Amgen”).

WHEREAS, Cytokinetics and Amgen are parties to that certain Collaboration and Option Agreement dated December 29, 2006, as amended (the “Collaboration Agreement”); and

WHEREAS, the Parties wish to amend the Indemnity provision of the Collaboration Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CK and Amgen, intending to be legally bound, hereby agree to amend the Collaboration Agreement as set forth below.

1.

Definitions. Capitalized terms used herein and not otherwise defined have the meaning ascribed in the Collaboration Agreement. Any reference to the Collaboration Agreement shall, unless the context indicates otherwise, include this Amendment No. 9.

2.	Amendment to Collaboration Agreement. On the Amendment Effective Date, the Collaboration Agreement is hereby amended as follows:

Section 17.1 (Indemnity) shall be replace in its entirety with the following:

“Indemnity. Subject to the remainder of this Article, CK shall defend, indemnify, and hold harmless Amgen, its Affiliates, and its and their respective directors, officers, employees and agents (collectively, "Amgen Indemnitees"), at CK's cost and expense, from and against any and all liabilities, losses, costs, damages, fees or expenses (including reasonable legal expenses and attorneys' fees incurred by any Amgen Indemnitees until such time as CK has acknowledged and assumed its indemnification obligation hereunder with respect to a claim) paid to a Third Party (collectively, "Losses") arising out of any claim, action, lawsuit, or other proceeding (collectively, "Claims") brought against any Amgen Indemnitee by a Third Party to the extent such Losses result from (i) the negligence or willful misconduct of CK, its Affiliates or its or their respective contractors or agents in connection with activities under this Agreement; (ii) a breach by CK of its representations or warranties set forth herein; (iii) violation of Law by CK or its Affiliates or its or their respective

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contractors or agents; or (iv) products liability claims related to Compounds provided to a Third Party by CK or its designee (other than Amgen or its Affiliates or licensees) but excluding such Losses to the extent they arise from (w), (x), (y) or (z) below. Subject to the remainder of this Article, Amgen shall defend, indemnify, and hold harmless CK, its Affiliates, and its and their respective directors, officers, employees and agents (collectively, "CK Indemnitees"), at Amgen's cost and expense, from and against any and all Losses (including reasonable legal expenses and attorneys' fees incurred by any CK Indemnitees until such time as Amgen has acknowledged and assumed its indemnification obligation hereunder with respect to a claim) arising out of any Claim brought against any CK Indemnitee by a Third Party to the extent such Losses result from (w) the negligence or willful misconduct of Amgen, its Affiliates or its or their respective contractors or agents in connection with activities under this Agreement; (x) a breach by Amgen of its representations or warranties set forth herein; (y) violation of Law by Amgen, its Affiliates or its or their respective contractors or agents; or (z) products liability claims related to Compounds provided to a Third Party by Amgen or its designee (other than CK or its Affiliates or licensees) but excluding such Losses to the extent they arise from (i), (ii), (iii) or (iv) above.”

3.

Continuing Effect of Collaboration Agreement.  Except as expressly modified by this Amendment No. 9, the provisions of the Collaboration Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms.

4.

Entire Agreement.  This Amendment No. 9 and the Collaboration Agreement constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof.  All previous discussions and agreements with respect to this subject matter are superseded by the Collaboration Agreement and this Amendment No. 9.  This Amendment No. 9 may be executed in one or more counterparts, all of which together shall constitute one and the same instrument, and may be executed through the use of facsimiles or .pdf or other electronically transmitted documents.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 9 as of the Amendment Effective Date.

CYTOKINETICS, INCORPORATED

By: /s/ Robert I. Blum_____________________

      Name: Robert I. Blum

      Title: President & CEO

AMGEN INC.

By: /s/ David A. Piacquad__________________

       Name: David A. Piacquad

       Title:    Senior Vice President, Business Development